EXHIBIT 10.1


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                        AGREEMENT TO EXCHANGE SECURITIES
                                     BETWEEN

                           BFK FRANCHISE COMPANY, LLC
                                       AND

                                 B2 HEALTH, INC.



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                                      INDEX


                                                                            Page
                                                                            ----

ARTICLE I - EXCHANGE OF SECURITIES ............................                4
ARTICLE II - REPRESENTATIONS AND WARRANTIES ...................                4
    2.0l - Organization .......................................                4
    2.02 - Capital ............................................                4
    2.03 - Directors and Officers .............................                4
    2.04 - Financial Statements ...............................                4
    2.05 - Absence of Changes .................................                5
    2.06 - Absence of Undisclosed Liabilities .................                5
    2.07 - Tax Returns ........................................                5
    2.08 - Limited Liability Company Matters...................                5
    2.09 - Trade Names and Rights .............................                5
    2.l0 - Contracts and Leases ...............................                5
    2.ll - Insurance Policies .................................                5
    2.l2 - Compliance with Laws ...............................                5
    2.l3 - Litigation .........................................                6
    2.l4 - Ability to Carry Out Obligations ...................                6
    2.l5 - Full Disclosure ....................................                6
    2.l6 - Assets .............................................                6
    2.17 - Risk Assessment ....................................
    2A - Organization .........................................                6
    2B - Directors and Officers, Compensation; Banks ..........                6
    2C - Capital ..............................................                6
    2D - Financial Statements .................................                7
    2E - Absence of Changes ...................................                7
    2F - Absence of Undisclosed Liabilities ...................                7
    2G - Tax Returns ..........................................                7
    2H - Corporate Matters ....................................                7
    2I - Trade Names and Rights ...............................                7
    2J - Contracts and Leases .................................                8
    2K - Insurance Policies ...................................                8
    2L - Compliance with Laws .................................                8
    2M - Litigation............................................                8
    2N - Ability to Carry Out Obligations .....................                8
    2O - Full Disclosure.......................................                9
    2P - Assets................................................                9
ARTICLE III - REPRESENTATIONS .................................                9
ARTICLE IV - OBLIGATIONS BEFORE CLOSING .......................                9
    4.0l - Investigative Rights ...............................                9
    4.02 - Conduct of Business ................................               10
ARTICLE V - CONDITIONS PRECEDENT TO PERFORMANCE BY B2                         10
    5.0l - Conditions .........................................               10
    5.02 - Accuracy of Representations ........................               10


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ARTICLE V - CONDITIONS PRECEDENT TO PERFORMANCE BY B2 (cont'd)
    5.03 - Performan...........................................               10
    5.04 - Absence of Litigation ..............................               10
    5.05 - Other ..............................................
ARTICLE VI - CONDITIONS PRECEDENT TO PERFORMANCE BY BFK........               11
    6.0l - Conditions..........................................               11
    6.02 - Accuracy of Representations ........................               11
    6.03 - Performance.........................................               11
    6.04 - Absence of Litigation...............................               11
    6.05 - Other...............................................               11
ARTICLE VII - CLOSING .........................................               11
    7.0l - Closing ............................................               11
    7.02 - Exchange of Securities .............................               12
    7.03 - Officers and Directors .............................               12
    7.04 - Post Closing Covenants .............................
ARTICLE VIII - REMEDIES .......................................               12
    8.0l - Arbitration ........................................               12
    8.02 - Costs ..............................................               12
    8.03 - Termination ........................................               12
ARTICLE IX - MISCELLANEOUS ....................................               13
    9.0l - Captions and Headings ..............................               13
    9.02 - No Oral Change .....................................               13
    9.03 - Non-Waiver .........................................               13
    9.04 - Time of Essence ....................................               13
    9.05 - Entire Agreement ...................................               13
    9.06 - Governing Law ......................................               13
    9.07 - Counterparts .......................................               13
    9.08 - Notices ............................................               13
    9.09 - Binding Effect .....................................               14
    9.l0 - Effect of Closing ..................................               14
    9.ll - Mutual Cooperation .................................               14
    9.12 - Expenses............................................               15

LIST OF SCHEDULES AND EXHIBITS
    Schedule 1- Allocation of Shares
    Exhibit A - Member List/Options, Warrants and Convertible
                Securities (BFK) ...............................
    Exhibit B - Managing Members (BFK) .........................
    Exhibit C - Financial Statements - Changes in Financial Condition (BFK) ....
    Exhibit D - Trademarks, Trade Names and Copyrights (BFK)....
    Exhibit E - Material Contracts (BFK)........................
    Exhibit F - Insurance Policies (BFK)........................
    Exhibit G - Officers, Directors, Bank Accounts, Safe Deposit
                Boxes, Powers of Attorney (B2)..................
    Exhibit H - Options, Warrants and Convertible Securities (B2) ..............


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    Exhibit I - Financial Statements - Changes in Financial
                Condition (B2)..................................
    Exhibit J - Trademarks, Trade Names and Copyrights (B2) ...................
    Exhibit K - Material Contracts (B2) .......................................
    Exhibit L- Insurance Policies (B2).........................................



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                        AGREEMENT TO EXCHANGE SECURITIES

      THIS AGREEMENT, made this 1st day of June, 2010, by and between B2 Health, Inc. ("B2"), BFK Franchise Company, LLC ("BFK"), and the members of BFK, is made for the purpose of setting forth the terms and conditions upon which B2 will acquire all of the membership interests of BFK in exchange for shares of B2's common stock.

      In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE I
                             EXCHANGE OF SECURITIES

      1.01 Subject to the terms and conditions of this Agreement, B2 agrees to issue, and the members of BFK agree to accept, 9,000,000 shares of B2's common stock (the "Stock") in consideration for all of the issued and outstanding membership interests of BFK (the "Interests"). The shares of the B2 will be issued to the members of BFK in accordance with Schedule 1 to this Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

      BFK represents and warrants to B2 that:

      2.0l Organization. BFK is a limited liability company duly organized, validly existing, and in good standing under the laws of Nevada.

      2.02 Capital. The list of BFK's members, and the membership interests they hold in BFK, is attached as Exhibit A. All of the membership interests are validly issued, fully paid, and non-assessable. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating BFK to issue or to transfer any additional membership interests.

      2.03 Directors and Officers' Compensation; Banks. Exhibit B to this Agreement contains the names of all the managing members of BFK.

      2.04 Financial Statements. Exhibit C to this Agreement contains the audited financial statements of BFK as of December 31, 2009 and BFK's unaudited financial statements as of March 31, 2010. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by BFK throughout the periods indicated and fairly present the financial position of BFK as of the dates of the balance sheets included in the financial statements, and the results of its operations for the periods indicated.


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      2.05 Absence of Changes. Since March 31, 2010 there has not been any change in the financial condition or operations of BFK, other than changes reflected on Exhibit C or changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

      2.06 Absence of Undisclosed Liabilities. BFK did not, as of March 31, 2010, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit C.

      2.07 Tax Returns. Within the times and in the manner prescribed by law, BFK has filed all federal, state and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. No federal income tax returns have been audited by the Internal Revenue Service. The provision for taxes, if any, reflected in BFK's balance sheet as of March 31, 2010 is adequate for any and all federal, state, county and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by BFK.

      2.08 Limited Liability Company Matters. The minutes of BFK are a complete and accurate record of all meetings of the members and/or managers and BFK and accurately reflect all actions taken at such meetings. The signatures of the members and/or managers on such minutes are the valid signatures of BFK's members and/or managers who were duly elected or appointed.

      2.09 Trade Names and Rights. Exhibit D attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications which are owned by BFK. No person other than BFK owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of BFK's business.

      2.10 Contracts and Leases. Exhibit E attached hereto and made a part hereof contains a summary of the provisions of all material contracts, leases, and other agreements of BFK presently in existence or which have been agreed to by BFK (whether written or oral). BFK is not in default under of these agreements or leases. For the purposes of this Agreement, "Material" shall be any amounts over $10,000.

      2.11 Insurance Policies. Exhibit F to this Agreement is a description of all insurance policies held by BFK concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit F and are in full force and effect.

      2.12 Compliance with Laws. BFK has complied with, and is not in violation of, applicable federal or local statutes, and regulations affecting its properties or the operation of its business including but not limited to federal and state securities laws. BFK does not have any employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974.


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      2.13 Litigation. BFK is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of BFK threatened, against or affecting BFK or its business, assets, or financial condition. BFK is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. BFK is not engaged in any legal action to recover moneys due to BFK or damages sustained by BFK.

      2.14 Ability to Carry Out Obligations. BFK has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by BFK and the performance by BFK of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, mortgage, articles of organization, operating agreement or other agreement to which BFK is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would permit any party to any agreement to terminate it or to accelerate the maturity of any indebtedness or other obligation of BFK; or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of BFK or would create any obligation for which BFK would be liable, except as contemplated by this Agreement.

      2.15 Full Disclosure. None of the representations and warranties made by BFK, contains any untrue statement of material fact.

      2.16 Assets. BFK has good and marketable title to all of its property.

      2.17 Risk Assessment. The members of BFK represent that they are sophisticated investors and have the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in B2. In making the decision to invest in B2 and signing this Agreement, they have relied on their own knowledge and upon independent investigations made by them. In addition, they represent that they have been given the full opportunity and time in which to carry out a "due diligence" investigation of B2 and anything else related to B2, have received in the course of such "due diligence" investigation all materials, information, documentation and answers which they requested and obtained information necessary to verify the accuracy of the information contained in this Agreement, and were satisfied with the results of the investigation, and it appears to them suitable for their objectives and therefore have signed this Agreement.

      B2 represents and warrants to BFK and its Members that:

      2A. Organization. B2 is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification. B2's only subsidiary is a corporation named Back 2 Health, Ltd., a Colorado corporation. There are no voting trusts or other agreements or understandings to which B2 is a party with respect to the holding, voting or disposing of capital stock of B2.


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      2B. Directors and Officers, Compensation Banks. Exhibit G to this
Agreement contains: (i) the names and titles of all directors and officers of B2 and all persons, together with their titles whose compensation, and the tasks for which they receive such compensation, from B2 as of the date of this Agreement will equal or its expected to equal or exceed, at an annual rate, the sum of $1,000; (ii) the name and address of each bank with which B2 has an account or safety deposit box, and the names of all persons who are authorized to draw thereon or have access thereto; and (iii) the names of all persons who have a power of attorney from B2 and a summary of the terms thereof.

      2C. Capital. The authorized capital stock of B2 consists of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. Immediately prior to closing 800,000 shares of common stock will be issued and outstanding. All of the shares are validly issued, fully paid, and non-assessable. B2 has not issued any shares, warrants or other convertible securities of preferred stock. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating B2 to issue or to transfer from treasury any additional shares of its capital stock of any class except as reflected on Exhibit H.

      2D. Financial Statements. Exhibit I to this Agreement contains the financial statements B2 as of March 31, 2010, and the related statements of income and retained earnings for the period then ended. The financial statements have been prepared in accordance with U.S. generally accepted accounting principles as consistently followed by B2 throughout the periods indicated, and fairly present the financial position of B2 as of the dates of the balance sheets included in the financial statements, and the results of its operations for the periods indicated.

      2E. Absence of Changes. Since March 31, 2010, there has not been any change in the financial condition or operations of B2, except (i) changes in the ordinary course of business, which changes have not in the aggregate been materially adverse, and (ii) changes disclosed on Exhibit I, which changes have not in the aggregate been materially adverse.

      2F. Absence of Undisclosed Liabilities. B2 did not as of March 31, 2010 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit I.

      2G. Tax Returns. Within the times and in the manner prescribed by law, B2 has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. No federal income tax returns of B2 have been audited by the Internal Revenue Service. The provision for taxes, if any, reflected in B2's balance sheet as of March 31, 2010, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by B2.

      2H. Corporate Matters. The minutes of B2 are a complete and accurate record of all meetings of the shareholders and directors of B2 and accurately


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reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of B2's directors and/or officers who were duly elected or appointed.

      2I. Trade Names and Rights. Exhibit J attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications which are owned by B2. No person, other than B2, will own any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of the business of B2, as such business is to be conducted after the closing of this transaction.

      2J. Contracts and Leases. Exhibit K attached hereto and made a part hereof contains a summary of the provisions of all material contracts, leases, and other agreements of B2 presently in existence or which have been agreed to by B2 (whether written or oral).

      2K. Insurance Policies. Exhibit L to this Agreement is a description of all insurance policies held by B2 concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit L and are in full force and effect.

      2L. Compliance with Laws. B2 has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business, including but not limited to federal and state securities laws. B2 does not have any employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974.

      2M. Litigation. B2 is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of B2 threatened, against or affecting B2 or its business, assets, or financial condition. B2 is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. B2 is not engaged in any legal action to recover moneys due to it or damages sustained by it.

      2N. Ability to Carry Out Obligations. B2 has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by B2 and the performance by B2 of its obligations hereunder will not cause, constitute, or conflict with or result in
(a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which B2 is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of B2, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of B2 or would create any obligations for which B2 would be liable, except as contemplated by this Agreement.


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      2O. Full Disclosure. None of representations and warranties made by B2, or in any certificate or memorandum furnished or to be furnished by B2, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading. B2 has disclosed to BFK all reasonably foreseeable contingencies which, if such contingencies transpired, would have a material adverse effect on B2.

      2P. Assets. B2 has good and marketable title to all of its property.

                                   ARTICLE III
                                 REPRESENTATIONS

      Each member of BFK, severally and not jointly, represents to B2 that he she or it has the right, power, and authority to enter into, and perform his or her obligations under this Agreement, and that all necessary corporate actions needed to transfer interests to B2 have been taken. The execution and delivery of this Agreement by such member and the delivery by such member of his or her interests in BFK pursuant to Article I will not cause, constitute, or conflict with or result in any breach or violation or any of the provisions of or constitute a default under any license, mortgage, or agreement to which he or she is a party, or by which he or she may be bound, and any consents or authorizations of any party which are required, have been duly obtained or will be obtained at or prior to the Closing. Each member of BFK severally and not jointly, represents and warrants to B2 that the interests of BFK that such member will deliver at closing will be free of any liens or encumbrances.

      Each member of BFK understands that the shares being acquired from B2 represent restricted securities as that term is defined in Rule l44 of the Securities and Exchange Commission.

                                   ARTICLE IV
                           OBLIGATIONS BEFORE CLOSING

      4.0l Investigative Rights. From the date of this Agreement until the date of closing, each party shall provide to the other party, and such other party's counsel, accountants, auditors, and other authorized representatives, full access during normal business hours to all of each party's properties, books, contracts, commitments, records and correspondence and communications with regulatory agencies for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

    4.02 Conduct of Business. Prior to the closing, and except as contemplated by this Agreement, each party shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Except as contemplated by this Agreement, neither party to this Agreement shall issue or sell any shares, stock, options or other securities, amend its Articles of Association, Articles of Incorporation or By-laws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded material liabilities, acquire or dispose of fixed assets, change senior management,


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change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business, or enter into any agreement or take any action that is likely to cause any of the representations and warranties of such party under this Agreement not to be true and correct as of the Closing, or that is likely to affect the Closing. However, and notwithstanding any provision in this Agreement to the contrary, BFK hereby assents and permits B2 to raise further financing in any manner including by way of a bridge loan provided in exchange for the issuance of B2's securities.

                                    ARTICLE V
                    CONDITIONS PRECEDENT TO PERFORMANCE BY B2

      5.01 Conditions. B2's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article V. B2 may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by B2 of any other condition of or any of B2's other rights or remedies, at law or in equity, if BFK shall be in default of any of its representations, warranties, or covenants under this agreement.

      5.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by BFK in this Agreement or in any written statement that shall be delivered to B2 by BFK under this Agreement shall be true on and as of the Closing Date as though made at those times.

      5.03 Performance. BFK shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing. BFK shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

      5.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the Closing.

      5.05 Other. In addition to the other provisions of this Article V, B2's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the following:

     o The liabilities of BFK will not exceed $30,000.



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                                   ARTICLE VI
                   CONDITIONS PRECEDENT TO PERFORMANCE BY BFK

      6.01 Conditions. BFK and its Members' obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the conditions set forth in this Article VI. BFK may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by BFK of any other condition of or any of BFK's other rights or remedies, at law or in equity, if B2 shall be in default of any of its representations, warranties, or covenants under this agreement.

      6.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by B2 in this Agreement or in any written statement that shall be delivered to BFK by B2 under this Agreement shall be true on and as of the Closing Date as though made at those times.

      6.03 Performance. B2 shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing. B2 shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

      6.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the closing.

      6.05 Other. In addition to the other provisions of this Article VI, BFK's and its Members' obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the following:

     o The liabilities of B2 will not exceed $25,000.


                                   ARTICLE VII
                                     CLOSING

    7.0l Closing. The closing of this transaction shall be held at such location as the parties may agree. Unless the closing of this transaction takes place before May 31, 2010, then either party may terminate this Agreement without liability to the other party, except as otherwise provided in Section 9.12, excluding claims for breaches of obligations by any party hereto prior to such termination.

      7.02 Exchange of Securities. On the Closing Date, each interest of BFK will be exchanged for fully paid and non-assessable shares of B2 in accordance with Schedule 1 to this Agreement.


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      7.03 Officer and Directors. At the closing of this Agreement B2 will cause
Brian Pappas, Dan O'Donnell and Michelle Cote to be appointed as directors of B2. Following such appointment, all present officers and directors of B2 will resign.

    7.04 Post Closing Covenants. Promptly after the closing B2 will sell its subsidiary to a person designated by Capcom for $100. After the closing, B2 will purchase 160,000 shares of the common stock of Health Logistics, Inc. These shares will be transferred to a trust, the trustee of which will be independent of the management of B2. When all federal and state securities requirements have been met, these shares will be distributed to those persons holding shares of B2 on June 10, 2010. The shares will be distributed on the basis of one share of Health Logistics, for every five shares of B2 held by such persons.

                                  ARTICLE VIII
                                    REMEDIES

      8.01 Arbitration. Any dispute in any way involving this Agreement will be settled through binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in St. Augustine, Florida.

      8.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

      8.03 Termination. In addition to the other remedies, B2 or BFK may on or prior to the Closing Date terminate this Agreement, without liability to the other party:

      (i) If any bona fide action or proceeding shall be pending against B2 or BFK on the Closing Date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state or national government shall have objected at or before the Closing Date to this acquisition or to any other action required by or in connection with this Agreement;

      (ii) If the legality and sufficiency of all steps taken and to be taken by each party in carrying out this Agreement shall not have been approved by the respective party's counsel, which approval shall not be unreasonably withheld.

      (iii) If a party breaches any representation, warranty, covenant or obligation of such party set forth herein and such breach is not corrected within ten days of receiving written notice from the other party of such breach.


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                                   ARTICLE IX
                                  MISCELLANEOUS

      9.01 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

      9.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by all parties hereto.

      9.03 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, convenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

      9.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

      9.05 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements, understandings and the letters of intent between the parties.

      9.06 Governing Law. This Agreement and its application shall be governed by the laws of Delaware.

      9.07 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.08 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

      BFK Franchise Company, LLC
      --------------------------

         701 Market St., Suite 105B
         St. Augustine, FL 32095

      B2 Health, Inc.
      ---------------

         7750 N. Union Blvd., # 201
         Colorado Springs, CO  80920

      9.09 Binding Effect. This Agreement shall inure to and be binding upon and be enforceable against the respective successors of each of the parties to this Agreement. No party may assign or transfer any of its rights or obligations hereunder, without the prior written consent of the other parties hereto. Nothing in this Agreement, express or implied, shall give to any person other than the parties hereto any benefit or any legal or equitable right, remedy or claim under this Agreement.

      9.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the closing of this Agreement and shall remain in effect for a period of twelve months thereafter. In the event there is any material misrepresentation or warranty of any party to this Agreement, then B2 (if such misrepresentation is made by BFK or the BFK members) or the members of BFK ( if such misrepresentation is made by B2) may recind this Agreement during the 90 day period following the closing of this Agreement.

      9.11 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein. Neither party will intentionally take any action, or omit to take any action, which will cause a breach of such party's obligations pursuant to this Agreement.

      9.12 Expenses. Each of the parties hereto agrees to pay all of its own expenses (including without limitation, attorneys' and accountants' fees) incurred in connection with this Agreement, the transactions contemplated herein and negotiations leading to the same and the preparations made for carrying the same into effect. Each of the parties expressly represents and warrants that no finder or broker has been involved in this transaction and each party agrees to indemnify and hold the other party harmless from any commission, fee or claim of any person, firm or corporation employed or retained by such party (or claiming to be employed or retained by such party) to bring about or represent such party in the transactions contemplated by this Agreement.

     AGREED TO AND ACCEPTED as of the date first above written.

                                    B2 HEALTH, INC.

                                    By  /s/ John Quam
                                        -----------------------------
                                        John Quam, President


                           BFK FRANCHISE COMPANY, LLC

                                    By  /s/ Brian Pappas
                                        -----------------------------
                                        Brian Pappas


                                MEMBERS OF BFK FRANCHISE COMPANY, LLC

                                    FRANVENTURES, LLC

                                    By  /s/ Brian Pappas
                                        -----------------------------
                                        Managing Member


                                  MC LOGIC, LLC

                                    By /s/ Michelle Cote
                                       -------------------------------
                                       Managing Member


                              FISHING 4 FUNDS, LLC

                                    By /s/ Starla Redding - Hersey
                                       ------------------------------------
                                       Managing Member


                                    EQUITY TRUST COMPANY, as Custodian for
                                  MARK SHAW IRA

                                    By  /s/ Mark Shaw
                                        -----------------------------
                                        Authorized Officer


                                        /s/ Starla Hersey
                                        -----------------------------
                                        Starla Hersey

                                    TABELING-KAISER LIVING TRUST

                                    By /s/ Henry Tabeling
                                       -----------------------------
                                     Trustee

                                    RH TRUST

                                    By /s/ Cinnamon Wing
                                       -----------------------------
                                          Trustee

                                   BFK DENVER

                                    By /s/ Cinnamon Wing
                                       -----------------------------
                                       Authorized Officer


                            CAMBRIDGE ENERGY PARTNERS

                                    By /s/ John Barton
                                       -----------------------------
                                       Managing Partner

                                    QUEENSTOWN TRUST

                                    By /s/ John Barton
                                       -----------------------------
                                     Trustee


                                    /s/ Bradley Barta
                                    --------------------------------
                                  Bradley Barta


                                    /s/ William O'Dell
                                    --------------------------------
                                   Bill O'Dell


                                    /s/ Dan Murphy
                                    --------------------------------
                                   Dan Murphy


                                    /s/ Drew Murphy
                                    --------------------------------
                                   Drew Murphy


                                    /s/ Steve Menscher
                                    --------------------------------
                                    Steve Menscher

                                    /s/ Rick Wilber
                                    --------------------------------
                                   Rick Wilber




                                   CAPCOM LTD.

                                    By /s/ Kevin Curtis
                                       -----------------------------
                                       Kevin Curtis, President

                                    ENERGY CAPITAL, LLC

                                    By /s/ John Barton
                                       -----------------------------
                                       Managing Member


                                    /s/ Benjamin Barton
                                    --------------------------------
                                    Benjamin Barton


                                    /s/ Dan O'Donnell
                                    --------------------------------
                                  Dan O'Donnell


                                    /s/ Craig Pfeffer
                                    --------------------------------
                                  Craig Pfeffer


                                    /s/ Sheri Williams
                                    --------------------------------
                                    Sheri Williams


                                    /s/ Jeff Pappas
                                    --------------------------------
                                   Jeff Pappas


                                  /s/ Mark Shaw
                                    --------------------------------
                                    Mark Shaw


                                  /s/ Dale Shaw
                                    --------------------------------
                                    Dale Shaw

                                   Schedule 1

                      Allocation of Shares of Common Stock

                                Membership             Shares of B2 Health
                                Interests              Common Stock to be
BFK Member                       in BFK               received by B2 Member
----------                     -----------            ---------------------

FranVentures, LLC                  43.34                    2,599,000 *

MC Logic, LLC                         30                   1,800,000

Fishing 4 Funds, LLC                   5                     300,000

Mark and Dale Shaw                     3                     180,000

Equity Trust Company,
  Custodian, FBO Mark Shaw
  IRA #15350                        5.35                     321,000

Starla Hersey                          5                     300,000

Tabeling-Kaiser Living Trust           5                     300,000

RH Trust                           6.165                     370,000 *

BFK Denver                             5                     300,000

Cambridge Energy Partners              5                     300,000

Queenstown Trust                   5.415                     325,000 *

Bradley Barta                       1.25                      75,000

Bill O'Dell                          2.5                     150,000

Dan Murphy                          1.25                      75,000

Drew Murphy                         0.83                      50,000

Steve Menscher                      1.67                     100,000

Rick Wilber                         1.67                     100,000

Capcom Ltd.                        5.825                     350,000 *

Energy Capital, LLC                5.825                     350,000 *

Benjamin Barton                     4.25                     255,000
                                                        ------------
                                                           8,600,000

Dan O'Donnell                       1.67                     100,000 *

Craig Pfeffer                       1.67                     100,000 *

Sheri Williams                      1.25                      75,000 *

Jeff Pappas                         2.09                     125,000 *
                                                         -----------
                                                           9,000,000


* Membership interest increased/decreased as a result of assignment of membership interests.

                                    EXHIBIT A

Name                                            Membership Units
----                                            ----------------

FranVentures, LLC                                     43.34

MC Logic, LLC                                         30

Fishing 4 Funds, LLC                                   5

Mark and Dale Shaw                                     3

Equity Trust Company, Custodian, FBO Mark Shaw
  IRA #15350                                           5.35

Starla Hersey                                          5

Tabeling-Kaiser Living Trust                           5

    RH Trust                                           6.165

    BFK Denver                                         5

    Cambridge Energy                                   5

    Queenstown Trust                                   5.415

    Bradley Barta                                      1.25

    Bill O'Dell                                        2.5

    Dan Murphy                                         1.25

    Drew Murphy                                        0.83

    Steve Menscher                                     1.67

    Rick Wilber                                        1.67

    Capcom Ltd.                                        5.825

    Energy Capital                                     5.825

    Benjamin Barton                                    4.25

    Dan O'Donnell                                      1.67

    Craig Pfeffer                                      1.67

    Sheri Williams                                     1.25

    Jeff Pappas                                        2.09

                                    EXHIBIT B



Managing Member:

      FranVentures, LLC

                                    EXHIBIT C

      Financial statements of BFK Franchise Company, LLC

BFK FRANCHISE COMPANY, LLC

DECEMBER 31, 2009

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

Independent Auditor's Report

Balance Sheet                                                                 1

Statement of Income and Members' Equity                                       2

Statement of Cash Flows                                                       3

Notes to Financial Statements                                               4-5

Consent of Independent Certified Public Accountants                           6

                               LENNING & CO., INC.
                          CERTIFIED PUBLIC ACCOUNTANTS

                           18377 Beach Blvd., Ste. 211
                           Huntington Beach, CA 92648
                                 (714) 893-0646
                               Fax (714) 596-7152



                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


To the Managing Members of
   BFK Franchise Company, LLC


We have audited the accompanying balance sheet of BFK Franchise Company, LLC as of December 31, 2009, and the related statements of income and member's equity, and cash flows for the period from May 19, 2009 (inception) to December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the placecountry-regionUnited States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of BFK Franchise Company, LLC as of December 31, 2009, and the results of its operations and its cash flows for the period from May 19, 2009 (inception) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.



April 23, 2010

                           BFK FRANCHISE COMPANY, LLC
                                  BALANCE SHEET
                                DECEMBER 31, 2009


                                     ASSETS


CURRENT ASSETS
   Cash                                              $            33,907
   Accounts receivable                                            29,000
   Note receivable - related party                                   500
   Security deposit                                                  200
                                                    ---------------------
          Total current assets                                    63,607
                                                    ---------------------

                           Total assets              $            63,607
                                                    =====================


                         LIABILITIES AND MEMBERS' EQUITY


CURRENT LIABILITIES
   Accounts payable                                  $            9,269
   Note payable - related party                                     650
                                                   ---------------------
         Total current liabilities                                9,919

MEMBERS' EQUITY                                                  53,688
                                                   ---------------------

           Total liabilities and members' equity    $            63,607
                                                   =====================

                           BFK FRANCHISE COMPANY, LLC
                     STATEMENT OF INCOME AND MEMBERS' EQUITY
        FOR THE PERIOD FROM MAY 19, 2009 (INCEPTION) TO DECEMBER 31, 2009




REVENUES                                                   $    127,984

OPERATING EXPENSES
    Commissions                                                  31,572
    Advertising and promotion                                    30,061
    Consulting                                                   24,657
    Training                                                     10,510
    Office expenses                                              10,058
    Travel and entertainment                                      7,200
    Legal and professional                                        3,220
    Rent                                                          2,973
    Taxes and licenses                                            1,765
    Miscellaneous                                                 1,555
    Equipment rental                                                725
                                                           -------------
            Total operating expenses                            124,296
                                                           -------------

NET INCOME                                                        3,688

MEMBERS' EQUITY, beginning of period                                  -

MEMBERS' CONTRIBUTION                                            50,000
                                                           -------------
MEMBERS' EQUITY, end of period                             $     53,688
                                                           =============

                           BFK FRANCHISE COMPANY, LLC
                             STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM MAY 19, 2009 (INCEPTION) TO DECEMBER 31, 2009




CASH FLOWS FROM OPERATING ACTIVITIES

   Net income                                                 $      3,688
   Adjustment to reconcile net income to net cash
      used by operations:
          Increase in:
          Accounts receivable                                      (29,000)
          Note receivable                                             (500)
          Security deposit                                            (200)
          Increase in:
          Accounts payable                                           9,269
                                                              -------------

              Net cash used by operating activities                (16,743)
                                                              -------------
CASH FLOWS FROM FINANCING ACTIVITIES

   Member contribution                                              50,000

   Note payable                                                        650
                                                              -------------

          Net cash provided by financing activities                 50,650
                                                              -------------

NET INCREASE IN CASH                                                33,907

CASH, beginning of period                                                -
                                                              -------------

CASH, end of period                                           $     33,907
                                                              =============

                           BFK FRANCHISE COMPANY, LLC
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2009


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies of BFK Franchise Company, LLC is presented to assist in the understanding of the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity.

Organization - BFK Franchise Company, LLC was organized in Nevada on May 19, 2009. The Company is engaged in the business of selling Bricks 4 Kidz franchise rights within a defined exclusive territory that provide project-based programs to teach principles and methods of engineering to children ages 3 to13, using LEGO bricks. The company is located in St. Augustine, Florida.

Pursuant to the Operating Agreement, Fran Ventures, LLC is the managing member. All profits and losses shall be apportioned among the members as follows (except as required by Section 704 of the Code):

Franventures,
LLC                                                              46.65%

Mc Logic, LLC                                                    30.00%

Equity Trust Company, FBO, Mark Shaw IRA                          8.35%

Fishing 4 Funds, LLC                                              5.00%

Starla Hersey                                                     5.00%

Entrust Administration Services, Inc., FBO Henry James
Tabeling IRA                                                      5.00%
                                                            ------------
                                                                         100.00%
                                                            ============

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and cash equivalents - For purposes of the statement of cash flows, the Company considers all short-term securities purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2009.

Income taxes - The Company files its income tax returns as a partnership for Federal and State income tax purposes. As such, the Company does not pay income taxes, as any income or loss will be included in the tax returns of the individual members. Accordingly, no provision or liability for income taxes has been made in the accompanying financial statements.

NOTE 2 - LEASE COMMITMENT

The Company entered into a lease agreement for its office space, which commenced on June 1, 2009 and expires on May 31, 2010. The Company leases its office space for $400 per month. The security deposit is $200.

Future minimum facilities lease payments under the operating lease are as follows:


         Year ended December 31,
         -----------------------
                2010                             $  1,000
                                                 =========


NOTE 3 - RELATED PARTY TRANSACTIONS

Managing member, Franventures, LLC, was paid a total of $22,500 in 2009 for consulting services. Pursuant to the operating agreement, Franventures, LLC will be paid an initial monthly retainer of $2,500. This monthly retainer will increase as the number of operating franchises increases. Member, Mc Logic, LLC, was paid a total of $10,450 in 2009 for Franchising training.

A note receivable from Fishing 4 Funds, LLC, in the amount of $500 is expected to be received on or before December 31, 2010, at the interest rate of 5% per annum.

A note payable to Franventures, LLC in the amount of $650 is due on or before December 31, 2010, at the interest rate of 5% per annum.

                             BFK FRANCHISE CO., LLC

                                 MARCH 31, 2010

                          INTERIM FINANCIAL STATEMENTS
                                   (Unaudited)

                             BFK Franchise Co., LLC
                          (A Development Stage Company)
                                 BALANCE SHEETS


                                                    March 31,      December 31,
                                                      2010             2009
                                                    --------       ------------
                                                   Unaudited) ASSETS

   Current assets
         Cash                                      $    32,703      $    33,907
         Accounts receivable                            29,000           29,000
         Note receivable - related party                   500              500
         Security deposit                                  200              200
                                                   ------------     ------------
              Total current assets                      62,403           63,607
                                                   ------------     ------------
   Total Assets                                    $    62,403      $    63,607
                                                   ============     ============

                       LIABILITIES & STOCKHOLDERS' EQUITY

   Current liabilities
         Accounts payable                          $     9,927      $     9,269
         Note payable - related   party                    650              650
                                                   ------------     ------------
           Total current liabilities                    10,577            9,919
                                                   ------------     ------------
   Total Liabilities                                    10,577            9,919
                                                   ------------     ------------
   Members' Equity
         Members' equity                                50,000           50,000
         Accumulated earnings                            1,826            3,688
                                                   ------------     ------------
   Total Stockholders' Equity                           51,826           53,688
                                                   ------------     ------------
   Total Liabilities and Stockholders' Equity      $    62,403      $    63,607
                                                   ============     ============




The accompanying notes are an integral part of the consolidated financial statements.

                             BFK Franchise Co., LLC
                          (A Development Stage Company)
                     STATEMENT OF INCOME AND MEMBERS' EQUITY
                                   (Unaudited)

                                                                     Three Month
                                                                    Period Ended
                                                                 March, 31, 2010
                                                             ---------------

Sales (net refunds of $5,000)                                 $     88,000
                                                              -------------

  Operating expenses:
Advertising and promotion                                           16,021
     Commissions                                                    32,550
     Consulting                                                      9,238
     Franchise expenses                                              3,313
     Office                                                          3,145
     Professional fees                                               2,590
     Rent                                                            1,775
     Training                                                       11,182
      Travel and entertainment                                      10,049
                                                              -------------
   Total operating expenses                                         89,863
                                                              -------------
   Income (loss) from operations                                    (1,863)
                                                              -------------
   Other income - interest                                               1
                                                              -------------
   Net income (loss)                                          $     (1,862)

   Members' equity December 31, 2009                                53,688
                                                              -------------
   Members' Equity March 31, 2010                             $     51,826
                                                              =============


The accompanying notes are an integral part of the consolidated financial statements.

                             BFK Franchise Co., LLC
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                                   (Unaudited)


                                                                     Three Month
                                                                    Period Ended
                                                                 March, 31, 2010
                                                               ---------------

Cash Flows From Operating Activities:
Net income (loss) during the development stage                 $       (1,862)

Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
    Increase in Accounts payable                                          658
                                                               ---------------

Net cash provided by (used for) operating activities                   (1,204)
                                                               ---------------
Cash Flows from Investing Activities:
    Purchase furniture & fixtures

Net cash provided by (used for) investing activities                        -
                                                               ---------------

Cash Flows from Financing Activities:                                       -
   Net cash provided by (used for) financing activities                     -
                                                               ---------------

Net Increase (Decrease) in cash                                        (1,204)

Cash at the beginning of the period                                    33,907
                                                               ---------------

Cash at the end of the period                                  $       32,703
                                                               ===============



Schedule Of Non-Cash Investing And Financing Activities
-------------------------------------------------------

    None








The accompanying notes are an integral part of the consolidated financial statements.

                                    EXHIBIT D

                     Trademarks, Trade Names and Copyrights

                                  Bricks 4 Kidz






                                    EXHIBIT E

                               Material Contracts

                  Franchise Agreements with various franchisees

               Independent Contractor Agreement with MC Logic, LLC








                                    EXHIBIT F

                               Insurance Policies

                                      None

                                    EXHIBIT G

Officers and Directors
----------------------

      Name                          Position
      ----                          --------

      John Quam                     President and a Director




Bank Accounts
-------------

None




Safe Deposit Boxes
------------------

None




Powers of Attorney
------------------

None

                                    EXHIBIT H

Options, warrants and convertible securities:

      None

                                    EXHIBIT I

                     Financial Statements of B2Health, Ltd.

                                 B2 HEALTH, INC.
                          (A Development Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

                          Quarter Ended March 31, 2010

                                 B2 Health, Inc.
                          (A Development Stage Company)
                        Consolidated Financial Statements
                                   (Unaudited)


                                TABLE OF CONTENTS



                                                                            Page
                                                                            ----

CONSOLIDATED FINANCIAL STATEMENTS

            Consolidated balance sheets                                       1
            Consolidated statements of operation                            2-3
            Consolidated statements of cash flows                             4
            Notes to consolidated financial statements                      5-6

                                 B2 HEALTH, INC.
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEETS

                                                     September 30,     March 31,
                                                         2009             2010
                                                     -------------     ---------

                                     ASSETS
Current assets
   Cash                                                $     174      $     750
   Inventory                                               3,412          3,412
   Marketable securities                                  12,603            120
                                                       ----------     ----------
      Total current assets                                16,189          4,282
                                                       ----------     ----------
 Total Assets                                          $  16,189      $   4,282
                                                       ==========     ==========

                       LIABILITIES & STOCKHOLDERS' EQUITY

 Current liabilities
   Accounts payable                                    $   4,816      $  10,945
   Note payable - related party                           13,875         16,175
   Accrued interest payable                                1,307          1,307
                                                       ----------     ----------
      Total current liabilities                           19,998         28,427
                                                       ----------     ----------
 Total Liabilities                                     $  19,998      $  28,427
                                                       ==========     ==========

 Stockholders' Equity
   Preferred stock, $.0001 par value;
    10,000,000 shares authorized; none issued
    and outstanding                                           --             --
   Common stock, $.0001 par value;
    50,000,000 shares authorized;
    775,500 shares issued and 713,000 shares
    outstanding                                               78             78
       Additional paid in capital                        272,060        272,060
    Treasury stock at cost (62,500 shares)               (25,000)       (25,000)
       Deficit accumulated during the development stage (270,799)      (289,048)
       Accumulated other comprehensive income (loss)      19,852         17,765
                                                       ----------     ----------
 Total Stockholders' Equity                               (3,809)       (24,145)
                                                       ----------     ----------
 Total Liabilities and Stockholders' Equity            $  16,189      $   4,282
                                                       ==========     ==========



The accompanying notes are an integral part of the consolidated financial statements.

                                 B2 HEALTH, INC.
                          (A Development Stage Company)
           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                                   (Unaudited)


                                                Three Months     Three Months
                                                    Ended           Ended
                                                Mar. 31, 2009 Mar. 31, 2010
                                                -------------    -------------
 Sale                                           $         --     $         --
 Cost of goods sold                                       --               --
                                                -------------    -------------
 Gross profit                                             --               --
                                                -------------    -------------
 Operating expenses:
    General and administrative                        11,895           18,942
                                                -------------    -------------
                                                      11,895           18,942

                                                      11,895           18,942
                                                -------------    -------------
 Other operating income:
       Previously written off receivables              7,450            3,300
                                                -------------    -------------
 Gain (loss) from operations                          (4,445)         (15,642)
                                                -------------    -------------
 Other income (expense):
      Interest expense                                (1,082)              --
      Interest and dividend income                       112               --
      Realized gain (loss) on securities             (52,682)           1,000
                                                -------------    -------------
                                                     (53,652)           1,000
                                                -------------    -------------
 Income (loss) before provision for income taxes     (58,097)         (14,642)
 Provision for income tax                                 --               --
                                                -------------    -------------
 Net income (loss)                              $    (58,097)    $    (14,642)

 Other comprehensive income (loss) - net of tax
 Unrealized gain (loss) on securities                 16,232           (3,168)
                                                -------------    -------------
 Comprehensive income (loss)                    $    (41,865)    $    (11,474)
                                                =============    =============
 Net income (loss) per share
 (Basic and fully diluted)                      $      (0.06)    $      (0.01)
                                                =============    =============
 Weighted average number of
 common shares outstanding                           713,000          713,000
                                                =============    =============



          The accompanying notes are an integral part of this report

                                 B2 HEALTH, INC.
                          (A Development Stage Company)
           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                                   (Unaudited)

                                                                        March 8,
                                                                            2006
                                        Six Months    Six Months    (Inception)
                                          Ended         Ended        Through
                                         Mar. 31, Mar. 31, Mar. 31, 2009 2010
                                           2010
                                       ------------   -----------   -----------

 Sales                                 $    15,871    $         -   $    95,614
 Cost of goods sold                         12,653              -        87,037
                                       ------------   ------------  ------------
 Gross profit                                3,218              -         8,577
                                       ------------   ------------  ------------
 Operating expenses:
      General and administrative            25,916         24,112       255,382
                                       ------------   ------------  ------------
                                            25,916         24,112       255,382
                                       ------------   ------------  ------------
 Gain (loss) from operations               (22,698)       (24,112)     (246,805)
                                       ------------   ------------  ------------
 Other operating income:
    Previously written off receivables       7,450          3,300        12,450
                                       ------------   ------------  ------------
 Gain (loss) from operations               (15,248)       (20,812)     (234,355)
                                       ------------   ------------  ------------
 Other income (expense):
      Interest expense                      (1,082)             -        (4,139)
 Interest and dividend income                  968              -         3,806
 Realized gain (loss) on securities        (59,796)         2,563       (54,360)
                                       ------------   ------------  ------------
 Total other income (expense)              (59,910)         2,563       (54,693)
                                       ------------   ------------  ------------
 Income (loss) before provision
   for income taxes                        (75,158)       (18,249)     (289,048)
 Provision for income tax                        -              -             -
                                       ------------   ------------  ------------
 Net income (loss)                     $   (75,158)   $   (18,249)  $  (289,048)

 Other comprehensive income
 (loss) - net of tax
 Unrealized gain (loss) on
 securities                                  3,315         (2,087)       17,765
                                       ------------   ------------  ------------
 Comprehensive income (loss)           $   (71,843)   $   (20,336)  $  (271,283)
                                       ============   ============  ============
 Net income (loss) per share
(Basic and fully diluted)              $     (0.10)   $     (0.03)
                                       ============   ============
 Weighted average number of common
     shares outstanding                    713,000        713,000
                                       ============   ============


The accompanying notes are an integral part of the consolidated financial statements.

                                 B2 HEALTH, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                                                        March 8,
                                                                            2006
                                        Six Months    Six Months    (Inception)
                                          Ended         Ended        Through
                                         Mar. 31, Mar. 31, Mar. 31, 2009 2010
                                           2010
                                       ------------   -----------   -----------

Cash Flows From Operating
 Activities:
  Net income (loss) during the
   development stage                $   (75,158)      $  (18,249)   $ (289,048)

  Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
   Compensatory stock issuances                                         10,500
   Accounts receivable                  (14,171)               -             -
   Inventory                                                            (3,412)
   Accounts payable                      (1,435)           6,129        10,945
   Accrued interest payable                                              1,307
   Realized (gains) loss on
    sale of securities                   59,796                -        56,923
                                    ------------     ------------  ------------

     Net cash provided by (used for)
      operating activities              (30,968)         (12,120)     (212,785)
                                    ------------     ------------  ------------
Cash Flows From Investing
Activities:
 Deferred offering costs                                               (65,862)
 Securities - purchases                (871,636)               -    (1,387,608)
 Securities - sales                     799,564           10,396     1,348,330
 Treasury stock purchase                      -                -       (25,000)
                                    ------------     ------------  ------------
   Net cash provided by (used for)
    investing activities                (72,072)          10,396      (130,140)
                                    ------------     ------------  ------------
Cash Flows From Financing
Activities:
 Notes payable - borrowings              17,750            2,300        44,475
 Note payable - payments                                               (28,300)
 Sales of common stock                                                 327,500
                                    ------------     ------------  ------------
   Net cash provided by (used for)
    financing activities                 17,750            2,300       343,675
                                    ------------     ------------  ------------
 Net Increase (Decrease) In Cash        (85,290)             576           750

 Cash at the Beginning of the Period     85,842              174             -
                                    ------------     ------------  ------------

 Cash at the End of the Period      $       552      $       750   $       750
                                    ============     ============  =============

 Schedule Of Non-Cash Investing And Financing Activities
 -------------------------------------------------------

       None


 Supplemental Disclosure
 -----------------------
   Cash paid for interest           $     1,082      $         -   $         -
   Cash paid for income taxes       $         -      $         -   $         -


The accompanying notes are an integral part of the consolidated financial statements

                                 B2 HEALTH, INC.
                          (A Development Stage Company)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

B2 Health, Inc. (the "Company"), was incorporated in the State of Delaware on March 8, 2006. The Company plans to design and manufacture specialized chiropractic tables. The Company is currently in the development stage and has no significant operations to date.

Basis of Presentation
---------------------

The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. All adjustments which are, in the opinion of management, necessary for a fair presentation of the results of operations for the interim periods have been made and are of a recurring nature unless otherwise disclosed herein. The results of operations for such interim periods are not necessarily indicative of operations for a full year.

Fiscal year
-----------

The Company has chosen September 30 as a year end.

Principles of consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of B2 Health, Inc. and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and cash equivalents
-------------------------

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Accounts receivable
-------------------

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. At March 31, 2010 the Company had no balance in its allowance for doubtful accounts.

Property and equipment
----------------------

Property and equipment are recorded at cost and depreciated under straight line or accelerated methods over each item's estimated useful life.

                                 B2 HEALTH, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                  (Continued):

Revenue recognition
-------------------

Revenue is recognized on an accrual basis as earned under contract terms.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income tax
----------

The Company accounts for income taxes under ASC 740. Pursuant to ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net income (loss) per share
---------------------------

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

Financial Instruments
---------------------

The carrying value of the Company's financial instruments, including cash and cash equivalents and accrued payables, as reported in the accompanying balance sheet, approximates fair value.

Marketable Securities
---------------------

Marketable securities are classified as available-for-sale and are presented in the balance sheets at fair market value. Gains and losses are determined using the specific identification method.

                                    EXHIBIT J

                     Trademarks, Trade Names and Copyrights

                                      None






                                    EXHIBIT K

                               Material Contracts

                                      None








                                    EXHIBIT L

                               Insurance Policies

                                      None